For Immediate Release

LPL Financial Announces Second Quarter 2025 Results

Key Financial Results:
•Net Income was $273 million, translating to diluted earnings per share ("EPS") of $3.40, up 5% from a year ago
•Adjusted EPS* increased 16% year-over-year to $4.51
◦Gross profit* increased 21% year-over-year to $1,304 million
◦Core G&A* increased 15% year-over-year to $426 million
◦Adjusted pre-tax income* increased 23% year-over-year to $490 million

Key Business Results:
•Total advisory and brokerage assets increased 28% year-over-year to $1.9 trillion
◦Advisory assets increased 28% year-over-year to $1.1 trillion
◦Advisory assets as a percentage of total assets decreased to 55.3%, down from 55.4% a year ago
•Total organic net new assets were $21 billion, representing 5% annualized growth
◦This included $0.1 billion of assets from Wintrust Investments, LLC and certain private client business at Great Lakes Advisors, LLC (collectively, "Wintrust"), and $4 billion of assets that off-boarded as part of the previously disclosed planned separation from misaligned large OSJs. Prior to these impacts, organic net new assets were $24 billion, translating to a 5% annualized growth rate
•Recruited assets(1) were $18 billion, down 24% from a year ago
◦Recruited assets over the trailing twelve months were $161 billion
•Total client cash balances were $51 billion, a decrease of $2 billion sequentially and an increase of $7 billion year-over-year
◦Client cash balances as a percentage of total assets were 2.6%, down from 3.0% in the prior quarter and down from 2.9% in the prior year

Key Capital and Liquidity Measures:
•Corporate cash(2) was $3.6 billion
•Leverage ratio(3) was 1.23x
•Dividends paid were $24.0 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
Large Institutions:
•First Horizon Bank ("First Horizon"): Expect to onboard in the third quarter of 2025. First Horizon supports approximately 120 advisors, managing approximately $17 billion of brokerage and advisory assets
M&A:
•Atria Wealth Solutions, Inc. ("Atria"): Completed the conversion of Atria to the LPL platform
•Commonwealth Financial Network ("Commonwealth"): Expect to close the acquisition of Commonwealth on August 1, 2025 and complete the conversion in the fourth quarter of 2026. Commonwealth supports approximately 3,000 advisors in the U.S., managing approximately $305 billion of brokerage and advisory assets(4)
•Liquidity & Succession: Deployed approximately $105 million of capital to close nine deals in Q2, including one external practice
Core G&A:
•Given our performance to date, we are lowering our 2025 Core G&A* outlook to a range of $1,720-1,750 million, including $170-180 million related to Prudential and Atria
•Additionally, we are increasing the range by $160-170 million to include costs related to the acquisition of Commonwealth, resulting in an updated range of $1,880-1,920 million
Capital Management:
•Debt Rating: On July 14, 2025, Fitch Ratings assigned LPL a long-term issuer default rating of BBB, further improving our profile in the investment grade market

SAN DIEGO — July 31, 2025 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the "Company") today announced results for its second quarter ended June 30, 2025, reporting net income of $273 million, or $3.40 per share. This compares with $244 million, or $3.23 per share, in the second quarter of 2024 and $319 million, or $4.24 per share, in the prior quarter.
"We continue to execute on our vision to be the best firm in wealth management," said Rich Steinmeier, CEO. "In Q2, we delivered another quarter of strong business performance and excellent financial results, while continuing to advance key initiatives."
"In the second quarter, we recorded industry-leading organic growth, continued preparation to onboard First Horizon, and successfully onboarded Atria. In addition, we expect to complete our acquisition of Commonwealth tomorrow morning," said Matt Audette, President and CFO. "Looking ahead, our business momentum and financial strength position us well to continue delivering long-term shareholder value."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on August 29, 2025 to all stockholders of record as of August 15, 2025.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, July 31, 2025. The conference call will be accessible and available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) is among the fastest growing wealth management firms in the U.S. As a leader in the financial advisor-mediated marketplace(5), LPL supports over 29,000 financial advisors and the wealth management practices of approximately 1,100 financial institutions, servicing and custodying approximately $1.9 trillion in brokerage and advisory assets on behalf of approximately 7 million Americans. The firm provides a wide range of advisor affiliation models, investment solutions, fintech tools and practice management services, ensuring that advisors and institutions have the flexibility to choose the business model, services, and technology resources they need to run thriving businesses. For further information about LPL, please visit www.lpl.com.
Securities and advisory services offered through LPL Financial LLC ("LPL Financial") or its affiliate LPL Enterprise, LLC ("LPL Enterprise"), both registered investment advisers and broker-dealers. Members FINRA/SIPC.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial or LPL Enterprise.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the expected closing of the Company’s acquisition of Commonwealth, the Company’s retention of Commonwealth advisors following the closing and Commonwealth’s future financial and operating performance;
•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Commonwealth and First Horizon;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's ICA yield, service and fee revenue, transaction revenue, tax rate, core G&A expense, promotional expense, interest expense and income, depreciation and amortization, leverage ratio (including plans to reduce leverage), payout rate, corporate cash, run-rate EBITDA, transaction revenue, operating margin and share repurchases; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of July 31, 2025 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•the failure to satisfy the closing conditions applicable to the Company's purchase agreement with Commonwealth;
•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company and Commonwealth that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to provide financial products and services effectively;
•whether retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings and asset-based revenues;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of defending, settling and remediating issues related to regulatory matters or legal proceedings, including civil monetary penalties or actual costs of reimbursing customers for losses in excess of our reserves or insurance;
•changes made to the Company's services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facilities of the Company and LPL Financial, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company's Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;

•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Commonwealth and First Horizon will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
	2025	2025	Change	2024	Change
REVENUE
Advisory	$1,717,738	$1,689,245	2%	$1,288,163	33%
Commission:
Sales-based	619,792	610,038	2%	423,070	46%
Trailing	418,295	437,719	(4%)	363,976	15%
Total commission	1,038,087	1,047,757	(1%)	787,046	32%
Asset-based:
Client cash	397,332	392,031	1%	341,475	16%
Other asset-based	305,015	303,210	1%	259,533	18%
Total asset-based	702,347	695,241	1%	601,008	17%
Service and fee	151,839	145,199	5%	135,000	12%
Interest income, net	76,941	43,851	75%	47,478	62%
Transaction	60,541	67,864	(11%)	58,935	3%
Other	87,532	(19,150)	n/m	14,139	n/m
Total revenue	3,835,025	3,670,007	4%	2,931,769	31%
EXPENSE
Advisory and commission	2,483,165	2,353,925	5%	1,819,027	37%
Compensation and benefits	319,100	305,546	4%	274,000	16%
Promotional	177,552	145,645	22%	136,125	30%
Interest expense on borrowings	105,636	85,862	23%	64,341	64%
Depreciation and amortization	96,231	92,356	4%	70,999	36%
Occupancy and equipment	81,443	77,240	5%	69,529	17%
Amortization of other intangibles	46,103	43,521	6%	30,607	51%
Brokerage, clearing and exchange	43,290	44,138	(2%)	32,984	31%
Professional services	41,092	36,326	13%	22,100	86%
Communications and data processing	21,417	19,506	10%	19,406	10%
Other	51,192	48,689	5%	62,580	(18%)
Total expense	3,466,221	3,252,754	7%	2,601,698	33%
INCOME BEFORE PROVISION FOR INCOME TAXES	368,804	417,253	(12%)	330,071	12%
PROVISION FOR INCOME TAXES	95,555	98,680	(3%)	86,271	11%
NET INCOME	$273,249	$318,573	(14%)	$243,800	12%
EARNINGS PER SHARE
Earnings per share, basic	$3.42	$4.27	(20%)	$3.26	5%
Earnings per share, diluted	$3.40	$4.24	(20%)	$3.23	5%
Weighted-average shares outstanding, basic	79,984	74,600	7%	74,725	7%
Weighted-average shares outstanding, diluted	80,373	75,112	7%	75,548	6%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2025	2024	Change
REVENUE
Advisory	$3,406,983	$2,487,974	37%
Commission:
Sales-based	1,229,830	808,305	52%
Trailing	856,014	725,187	18%
Total commission	2,085,844	1,533,492	36%
Asset-based:
Client cash	789,363	693,857	14%
Other asset-based	608,225	507,872	20%
Total asset-based	1,397,588	1,201,729	16%
Service and fee	297,038	267,172	11%
Transaction	128,405	116,193	11%
Interest income, net	120,792	91,003	33%
Other	68,382	66,799	2%
Total revenue	7,505,032	5,764,362	30%
EXPENSE
Advisory and commission	4,837,090	3,552,514	36%
Compensation and benefits	624,646	548,369	14%
Promotional	323,197	262,744	23%
Interest expense on borrowings	191,498	124,423	54%
Depreciation and amortization	188,587	138,157	37%
Occupancy and equipment	158,683	135,793	17%
Amortization of other intangibles	89,624	60,159	49%
Brokerage, clearing and exchange	87,428	63,516	38%
Professional services	77,418	35,379	119%
Communications and data processing	40,923	39,150	5%
Other	99,881	99,895	—%
Total expense	6,718,975	5,060,099	33%
INCOME BEFORE PROVISION FOR INCOME TAXES	786,057	704,263	12%
PROVISION FOR INCOME TAXES	194,235	171,699	13%
NET INCOME	$591,822	$532,564	11%
EARNINGS PER SHARE
Earnings per share, basic	$7.66	$7.13	7%
Earnings per share, diluted	$7.61	$7.05	8%
Weighted-average shares outstanding, basic	77,307	74,644	4%
Weighted-average shares outstanding, diluted	77,760	75,529	3%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	June 30, 2025	March 31, 2025	December 31, 2024
ASSETS
Cash and equivalents	$4,185,337	$1,229,181	$967,079
Cash and equivalents segregated under federal or other regulations	1,611,200	1,513,037	1,597,249
Restricted cash	116,675	112,458	119,724
Receivables from clients, net	710,463	613,766	633,834
Receivables from brokers, dealers and clearing organizations	129,490	112,249	76,545
Advisor loans, net	2,536,190	2,468,033	2,281,088
Other receivables, net	951,063	939,411	902,777
Investment securities ($124,639, $122,729, and $42,267 at fair value at June 30, 2025, March 31, 2025, and December 31, 2024, respectively)	139,962	138,007	57,481
Property and equipment, net	1,278,991	1,237,693	1,210,027
Goodwill	2,213,393	2,213,100	2,172,873
Other intangibles, net	1,641,133	1,570,558	1,482,988
Other assets	1,959,779	1,815,729	1,815,739
Total assets	$17,473,676	$13,963,222	$13,317,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,090,520	$2,045,285	$1,898,665
Payables to brokers, dealers and clearing organizations	273,593	252,035	129,228
Accrued advisory and commission expenses payable	303,614	303,837	323,996
Corporate debt and other borrowings, net	7,175,032	5,686,678	5,494,724
Accounts payable and accrued liabilities	556,086	479,803	588,450
Other liabilities	2,000,415	2,071,801	1,951,739
Total liabilities	12,399,260	10,839,439	10,386,802
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 136,603,206, 131,194,549, and 130,914,541 shares issued at June 30, 2025, March 31, 2025, and December 31, 2024, respectively	136	131	131
Additional paid-in capital	3,787,009	2,089,155	2,066,268
Treasury stock, at cost — 56,599,471, 56,611,181, and 56,253,909 shares at June 30, 2025, March 31, 2025, and December 31, 2024, respectively	(4,332,275)	(4,331,582)	(4,202,322)
Retained earnings	5,619,546	5,366,079	5,066,525
Total stockholders’ equity	5,074,416	3,123,783	2,930,602
Total liabilities and stockholders’ equity	$17,473,676	$13,963,222	$13,317,404

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q2 2025	Q1 2025	Change	Q2 2024	Change
Gross Profit(6)
Advisory	$1,717,738	$1,689,245	2%	$1,288,163	33%
Trailing commissions	418,295	437,719	(4%)	363,976	15%
Sales-based commissions	619,792	610,038	2%	423,070	46%
Advisory fees and commissions	2,755,825	2,737,002	1%	2,075,209	33%
Production-based payout(7)	(2,406,692)	(2,374,368)	1%	(1,812,050)	33%
Advisory fees and commissions, net of payout	349,133	362,634	(4%)	263,159	33%
Client cash(8)	413,516	408,224	1%	361,316	14%
Other asset-based(9)	305,015	303,210	1%	259,533	18%
Service and fee	151,839	145,199	5%	135,000	12%
Transaction	60,541	67,864	(11%)	58,935	3%
Interest income, net(10)	60,738	27,637	120%	27,618	120%
Other revenue(11)	6,785	2,023	n/m	6,621	2%
Total net advisory fees and commissions and attachment revenue	1,347,567	1,316,791	2%	1,112,182	21%
Brokerage, clearing and exchange expense	(43,290)	(44,138)	(2%)	(32,984)	31%
Gross Profit(6)	1,304,277	1,272,653	2%	1,079,198	21%
G&A Expense
Core G&A(12)	425,595	413,069	3%	370,912	15%
Regulatory charges	7,267	6,887	6%	7,594	(4%)
Promotional (ongoing)(13)(14)	163,575	151,932	8%	147,830	11%
Acquisition costs excluding interest(14)	71,562	43,407	65%	36,876	94%
Employee share-based compensation	19,504	18,366	6%	19,968	(2%)
Total G&A	687,503	633,661	8%	583,180	18%
EBITDA(15)	616,774	638,992	(3%)	496,018	24%
Depreciation and amortization	96,231	92,356	4%	70,999	36%
Amortization of other intangibles	46,103	43,521	6%	30,607	51%
Interest expense on borrowings(16)	102,323	80,725	27%	64,341	59%
Acquisition costs - interest(14)	3,313	5,137	(36%)	—	100%
INCOME BEFORE PROVISION FOR INCOME TAXES	368,804	417,253	(12%)	330,071	12%
PROVISION FOR INCOME TAXES	95,555	98,680	(3%)	86,271	11%
NET INCOME	$273,249	$318,573	(14%)	$243,800	12%
Earnings per share, diluted	$3.40	$4.24	(20%)	$3.23	5%
Weighted-average shares outstanding, diluted	80,373	75,112	7%	75,548	6%
Adjusted EBITDA(15)	$688,336	$682,399	1%	$532,894	29%
Adjusted pre-tax income(17)	$489,782	$509,318	(4%)	$397,554	23%
Adjusted EPS(18)	$4.51	$5.15	(12%)	$3.88	16%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2025	Q1 2025	Change	Q2 2024	Change
Market Drivers
S&P 500 Index (end of period)	6,205	5,612	11%	5,460	14%
Russell 2000 Index (end of period)	2,175	2,012	8%	2,048	6%
Fed Funds daily effective rate (average bps)	433	433	—bps	533	(100bps)

Advisory and Brokerage Assets(19)
Advisory assets	$1,060.7	$977.4	9%	$829.1	28%
Brokerage assets	858.5	817.5	5%	668.7	28%
Total Advisory and Brokerage Assets	$1,919.2	$1,794.9	7%	$1,497.8	28%
Advisory as a % of Total Advisory and Brokerage Assets	55.3%	54.5%	80bps	55.4%	(10bps)

Assets by Platform
Corporate advisory assets(20)	$766.4	$699.1	10%	$567.8	35%
Independent RIA advisory assets(20)	294.3	278.3	6%	261.3	13%
Brokerage assets	858.5	817.5	5%	668.7	28%
Total Advisory and Brokerage Assets	$1,919.2	$1,794.9	7%	$1,497.8	28%

Centrally Managed Assets
Centrally managed assets(21)	$183.5	$164.4	12%	$126.9	45%
Centrally Managed as a % of Total Advisory Assets	17.3%	16.8%	50bps	15.3%	200bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2025	Q1 2025	Change	Q2 2024	Change
Organic Net New Assets (NNA)(22)
Organic net new advisory assets	$23.1	$35.7	n/m	$26.6	n/m
Organic net new brokerage assets	(2.6)	35.2	n/m	2.5	n/m
Total Organic Net New Assets	$20.5	$70.9	n/m	$29.0	n/m

Acquired Net New Assets(22)
Acquired net new advisory assets	$—	$1.9	n/m	$0.3	n/m
Acquired net new brokerage assets	—	6.0	n/m	4.8	n/m
Total Acquired Net New Assets	$—	$7.9	n/m	$5.0	n/m

Total Net New Assets(22)
Net new advisory assets	$23.1	$37.6	n/m	$26.8	n/m
Net new brokerage assets	(2.6)	41.2	n/m	7.2	n/m
Total Net New Assets	$20.5	$78.8	n/m	$34.0	n/m

Net brokerage to advisory conversions(23)	$6.4	$5.9	n/m	$3.7	n/m
Organic advisory NNA annualized growth(24)	9.5%	14.9%	n/m	13.4%	n/m
Total organic NNA annualized growth(24)	4.6%	16.3%	n/m	8.1%	n/m

Net New Advisory Assets(22)
Corporate RIA net new advisory assets	$24.8	$31.7	n/m	$23.4	n/m
Independent RIA net new advisory assets	(1.7)	5.9	n/m	3.4	n/m
Total Net New Advisory Assets	$23.1	$37.6	n/m	$26.8	n/m
Centrally managed net new advisory assets(22)	$6.1	$6.5	n/m	$4.4	n/m

Net buy (sell) activity(25)	$36.6	$42.0	n/m	$39.3	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2025	Q1 2025	Change	Q2 2024	Change
Client Cash Balances (in billions)(26)
Insured cash account sweep	$34.2	$36.1	(5%)	$31.0	10%
Deposit cash account sweep	10.8	10.7	1%	9.2	17%
Total Bank Sweep	44.9	46.8	(4%)	40.2	12%
Money market sweep	3.7	4.3	(14%)	2.3	61%
Total Client Cash Sweep Held by Third Parties	48.6	51.1	(5%)	42.5	14%
Client cash account (CCA)	2.0	1.9	5%	1.5	33%
Total Client Cash Balances	$50.6	$53.1	(5%)	$44.0	15%
Client Cash Balances as a % of Total Assets	2.6%	3.0%	(40bps)	2.9%	(30bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
Interest-Earnings Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)
Insured cash account sweep	$34.4	$293,420	342	$36.0	$299,618	337	$31.7	$250,804	318
Deposit cash account sweep	10.7	101,298	381	10.2	89,728	356	9.0	89,070	399
Total Bank Sweep	45.1	394,718	351	46.2	389,346	341	40.7	339,874	336
Money market sweep	4.0	2,614	26	4.1	2,685	26	2.3	1,601	28
Total Client Cash Held By Third Parties	49.1	397,332	325	50.4	392,031	316	43.0	341,475	320
Client cash account (CCA)	1.7	16,184	378	1.8	16,193	368	1.7	19,841	472
Total Client Cash	50.8	413,516	326	52.2	408,224	317	44.7	361,316	326
Margin receivables	0.6	12,080	807	0.6	11,444	789	0.5	10,521	889
Other interest revenue	4.4	48,658	448	1.3	16,193	512	1.3	17,097	545
Total Client Cash and Interest Income, Net	$55.8	$474,254	341	$54.0	$435,861	327	$46.5	$388,934	337
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	June 2025	May 2025	Change	April 2025	March 2025
Advisory and Brokerage Assets(19)
Advisory assets	$1,060.7	$1,021.6	4%	$978.6	$977.4
Brokerage assets	858.5	832.9	3%	809.4	817.5
Total Advisory and Brokerage Assets	$1,919.2	$1,854.5	3%	$1,787.9	$1,794.9

Organic Net New Assets (NNA)(22)
Organic net new advisory assets	$7.9	$8.3	n/m	$6.9	$12.7
Organic net new brokerage assets	0.1	(1.8)	n/m	(0.8)	0.5
Total Organic Net New Assets	$8.0	$6.5	n/m	$6.1	$13.1

Acquired Net New Assets(22)
Acquired net new advisory assets	$—	$—	n/m	$—	$1.8
Acquired net new brokerage assets	—	—	n/m	—	5.3
Total Acquired Net New Assets	$—	$—	n/m	$—	$7.1

Total Net New Assets(22)
Net new advisory assets	$7.9	$8.3	n/m	$6.9	$14.5
Net new brokerage assets	0.1	(1.8)	n/m	(0.8)	5.8
Total Net New Assets	$8.0	$6.5	n/m	$6.1	$20.2
Net brokerage to advisory conversions(23)	$2.4	$2.2	n/m	$1.7	$1.9

Client Cash Balances(26)
Insured cash account sweep	$34.2	$33.4	2%	$35.2	$36.1
Deposit cash account sweep	10.8	10.6	2%	10.7	10.7
Total Bank Sweep	44.9	44.0	2%	45.9	46.8
Money market sweep	3.7	3.9	(5%)	4.2	4.3
Total Client Cash Sweep Held by Third Parties	48.6	47.9	1%	50.2	51.1
Client cash account (CCA)	2.0	1.3	54%	1.6	1.9
Total Client Cash Balances	$50.6	$49.2	3%	$51.8	$53.1

Net buy (sell) activity(25)	$12.7	$13.5	n/m	$10.4	$13.2

Market Drivers
S&P 500 Index (end of period)	6,205	5,912	5%	5,569	5,612
Russell 2000 Index (end of period)	2,175	2,066	5%	1,964	2,012
Fed Funds effective rate (average bps)	433	433	—bps	433	433
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2025	Q1 2025	Change	Q2 2024	Change
Commission Revenue by Product
Annuities	$629,763	$615,594	2%	$469,100	34%
Mutual funds	223,317	233,895	(5%)	187,432	19%
Fixed income	53,014	61,553	(14%)	53,192	—%
Equities	47,811	49,074	(3%)	34,434	39%
Other	84,182	87,641	(4%)	42,888	96%
Total commission revenue	$1,038,087	$1,047,757	(1%)	$787,046	32%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$393,654	$365,767	8%	$260,188	51%
Mutual funds	52,301	55,607	(6%)	42,981	22%
Fixed income	53,014	61,553	(14%)	53,192	—%
Equities	47,811	49,074	(3%)	34,434	39%
Other	73,012	78,037	(6%)	32,275	126%
Total sales-based commissions	$619,792	$610,038	2%	$423,070	46%
Trailing commissions
Annuities	$236,109	$249,827	(5%)	$208,912	13%
Mutual funds	171,016	178,288	(4%)	144,451	18%
Other	11,170	9,604	16%	10,613	5%
Total trailing commissions	$418,295	$437,719	(4%)	$363,976	15%
Total commission revenue	$1,038,087	$1,047,757	(1%)	$787,046	32%

Payout Rate(7)	87.33%	86.75%	58bps	87.32%	1bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2025	Q1 2025	Q4 2024
Cash and equivalents	$4,185,337	$1,229,181	$967,079
Cash at regulated subsidiaries	(1,288,722)	(1,085,459)	(884,779)
Excess cash at regulated subsidiaries per the Credit Agreement	720,359	476,908	397,138
Corporate Cash(2)	$3,616,974	$620,630	$479,438

Corporate Cash(2)
Cash at LPL Holdings, Inc.	$2,841,718	$104,080	$39,782
Excess cash at regulated subsidiaries per the Credit Agreement	720,359	476,908	397,138
Cash at non-regulated subsidiaries	54,897	39,642	42,518
Corporate Cash	$3,616,974	$620,630	$479,438

Leverage Ratio
Total debt	$7,220,000	$5,720,000	$5,517,000
Total corporate cash	3,616,974	620,630	479,438
Credit Agreement Net Debt	$3,603,026	$5,099,370	$5,037,562
Credit Agreement EBITDA (trailing twelve months)(28)	$2,922,433	$2,797,285	$2,665,033
Leverage Ratio	1.23x	1.82x	1.89x

	June 30, 2025
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	ABR+37.5 bps / SOFR+147.5 bps	5.797%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+125 bps	5.700%	5/18/2026
Senior Unsecured Term Loan A	1,020,000	SOFR+147.5 bps(b)	5.791%	12/5/2026
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	500,000	4.900% Fixed	4.900%	4/3/2028
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	750,000	5.200% Fixed	5.200%	3/15/2030
Senior Unsecured Notes	500,000	5.150% Fixed	5.150%	6/15/2030
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Senior Unsecured Notes	500,000	5.650% Fixed	5.650%	3/15/2035
Senior Unsecured Notes	500,000	5.750% Fixed	5.750%	6/15/2035
Total / Weighted Average	$7,220,000		5.352%

(a)Unsecured borrowing capacity of $2.25 billion at LPL Holdings, Inc.
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2025	Q1 2025	Change	Q2 2024	Change
Business Metrics
Advisors	29,353	29,493	—%	23,462	25%
Net new advisors	(140)	605	(123%)	578	(124%)
Annualized advisory fees and commissions per advisor(29)	$375	$375	—%	$358	5%
Average total assets per advisor ($ in millions)(30)	$65.4	$60.9	7%	$63.8	3%
Transition assistance loan amortization ($ in millions)(31)	$89.4	$81.8	9%	$61.9	44%
Total client accounts (in millions)	10.5	10.4	1%	8.6	22%
Recruited AUM ($ in billions)	18.4	38.6	(52%)	24.3	(24%)

Employees(32)	9,389	9,097	3%	8,625	9%

AUM retention rate (quarterly annualized)(33)	97.6%	98.2%	(60bps)	98.4%	(80bps)

Capital Management
Capital expenditures ($ in millions)(34)	$137.0	$119.5	15%	$128.9	6%
Acquisitions, net ($ in millions)(35)	$102.8	$95.1	8%	$115.1	n/m

Share repurchases ($ in millions)	$—	$100.0	(100%)	$—	—%
Dividends ($ in millions)	24.0	22.4	7%	22.4	7%
Total Capital Returned ($ in millions)	$24.0	$122.4	(80%)	$22.4	7%
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Adjusted pre-tax income
Adjusted pre-tax income is defined as income before provision for income taxes plus amortization of other intangibles and acquisition costs. The Company presents adjusted pre-tax income because management believes that it can provide investors with useful insight into the Company's core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company's ongoing operations. Adjusted pre-tax income is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to income before provision for income taxes or any other performance measure derived in accordance with GAAP. For a reconciliation of income before provision for income taxes to adjusted pre-tax income, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.

(2) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, LPL Enterprise, LLC, The Private Trust Company, N.A. and certain of Atria's introducing broker-dealer subsidiaries, in excess of the capital requirements of the Company's Credit Agreement and (3) cash and equivalents held at non-regulated subsidiaries.
(3) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(4) Based on unaudited information of Commonwealth for the quarter ended June 30, 2025.
(5)    The Company was named a Top RIA custodian (Cerulli Associates, 2024 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q2 2024
Total revenue	$3,835,025	$3,670,007	$2,931,769
Advisory and commission expense	2,483,165	2,353,925	1,819,027
Brokerage, clearing and exchange expense	43,290	44,138	32,984
Employee deferred compensation	4,293	(709)	560
Gross profit	$1,304,277	$1,272,653	$1,079,198
(7) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q2 2025	Q1 2025	Q2 2024
Advisory and commission expense	$2,483,165	$2,353,925	$1,819,027
Plus (Less): Advisor deferred compensation	(76,473)	20,443	(6,977)
Production-based payout	$2,406,692	$2,374,368	$1,812,050

Advisory and commission revenue	$2,755,825	$2,737,002	$2,075,209

Payout rate	87.33%	86.75%	87.32%
(8) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q2 2024
Client cash on Management's Statement of Operations	$413,516	$408,224	$361,316
Interest income on CCA balances segregated under federal or other regulations(10)	(16,184)	(16,193)	(19,841)
Client cash on Condensed Consolidated Statements of Income	$397,332	$392,031	$341,475
(9)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.

(10)     Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q2 2024
Interest income, net on Management's Statement of Operations	$60,738	$27,637	27,618
Interest income on CCA balances segregated under federal or other regulations(8)	16,184	16,193	19,841
Interest income on deferred compensation	19	21	19
Interest income, net on Condensed Consolidated Statements of Income	$76,941	$43,851	$47,478
(11) Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q2 2024
Other revenue on Management's Statement of Operations	$6,785	$2,023	$6,621
Interest income on deferred compensation	(19)	(21)	(19)
Deferred compensation	80,766	(21,152)	7,537
Other revenue on Condensed Consolidated Statements of Income	$87,532	$(19,150)	$14,139
(12)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q2 2024
Core G&A Reconciliation
Total expense	$3,466,221	$3,252,754	$2,601,698
Advisory and commission	(2,483,165)	(2,353,925)	(1,819,027)
Depreciation and amortization	(96,231)	(92,356)	(70,999)
Interest expense on borrowings(16)	(105,636)	(85,862)	(64,341)
Brokerage, clearing and exchange	(43,290)	(44,138)	(32,984)
Amortization of other intangibles	(46,103)	(43,521)	(30,607)
Employee deferred compensation	(4,293)	709	(560)
Total G&A	687,503	633,661	583,180
Promotional (ongoing)(13)(14)	(163,575)	(151,932)	(147,830)
Acquisition costs excluding interest(14)	(71,562)	(43,407)	(36,876)
Employee share-based compensation	(19,504)	(18,366)	(19,968)
Regulatory charges	(7,267)	(6,887)	(7,594)
Core G&A	$425,595	$413,069	$370,912
(13) Promotional (ongoing) includes $21.2 million, $14.8 million and $12.2 million for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs.

(14) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q2 2024
Acquisition costs
Change in fair value of contingent consideration(36)	$309	$6,594	$24,624
Compensation and benefits	16,054	17,417	6,827
Professional services	11,057	6,145	3,567
Promotional(13)	35,198	8,538	539
Interest(16)	3,313	5,137	—
Other	8,944	4,713	1,319
Acquisition costs	$74,875	$48,544	$36,876

(15) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q2 2024
EBITDA and adjusted EBITDA Reconciliation
Net income	$273,249	$318,573	$243,800
Interest expense on borrowings(16)	105,636	85,862	64,341
Provision for income taxes	95,555	98,680	86,271
Depreciation and amortization	96,231	92,356	70,999
Amortization of other intangibles	46,103	43,521	30,607
EBITDA	$616,774	$638,992	$496,018
Acquisition costs excluding interest(14)	71,562	43,407	36,876
Adjusted EBITDA	$688,336	$682,399	$532,894

(16)    Below is a reconciliation of interest expense on borrowings per Management's Statements of Operations to interest expense on borrowings on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q2 2024
Interest expense on borrowings on Management's Statement of Operations	$102,323	$80,725	$64,341
Cost of debt issuance related to Commonwealth acquisition(14)	3,313	5,137	—
Interest expense on borrowings on Condensed Consolidated Statements of Income	$105,636	$85,862	$64,341
(17)    Adjusted pre-tax income is a non-GAAP financial measure. Please see a description of adjusted pre-tax income under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of income before provision for income taxes to adjusted pre-tax income for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q2 2024
Income before provision for income taxes	$368,804	$417,253	$330,071
Amortization of other intangibles	46,103	43,521	30,607
Acquisition costs(14)	74,875	48,544	36,876
Adjusted pre-tax income	$489,782	$509,318	$397,554

(18) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q2 2025		Q1 2025		Q2 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$273,249	$3.40	$318,573	$4.24	$243,800	$3.23
Amortization of other intangibles	46,103	0.57	43,521	0.58	30,607	0.41
Acquisition costs(14)	74,875	0.93	48,544	0.65	36,876	0.49
Tax benefit	(31,433)	(0.39)	(23,937)	(0.32)	(17,816)	(0.24)
Adjusted net income / adjusted EPS	$362,794	$4.51	$386,701	$5.15	$293,467	$3.88
Diluted share count	80,373		75,112		75,548
Note: Totals may not foot due to rounding.
(19) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial, as well as assets under custody of a third-party custodian related to Atria’s seven introducing broker-dealer subsidiaries.
(20) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(21) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(22) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(23) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(24) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(25) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(26) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q2 2025	Q1 2025	Q2 2024
Purchased money market funds	$47.0	$44.7	$35.7
(27) Calculated by dividing revenue for the period by the average balance during the period.

(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q2 2025	Q1 2025	Q4 2024
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,117,874	$1,088,425	$1,058,616
Interest expense on borrowings	341,256	299,961	274,181
Provision for income taxes	356,812	347,528	334,276
Depreciation and amortization	358,957	333,725	308,527
Amortization of other intangibles	164,699	149,203	135,234
EBITDA	$2,339,598	$2,218,842	$2,110,834
Credit Agreement Adjustments:
Acquisition costs and other(14)(37)	$269,638	$249,870	$223,614
Employee share-based compensation	84,226	84,690	88,957
M&A accretion(38)	222,150	237,160	235,048
Advisor share-based compensation	2,838	2,740	2,597
Loss on extinguishment of debt	3,983	3,983	3,983
Credit Agreement EBITDA	$2,922,433	$2,797,285	$2,665,033
(29) Calculated based on the average advisor count from the current period and prior periods.
(30)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(31)    Represents amortization expense on forgivable loans for transition assistance to advisors and institutions.
(32) During the first quarter of 2025, the Company updated its reporting of employees to include all full-time employees, including those reflected in Core G&A, promotional (ongoing) and advisory and commission expense. Prior period disclosures have been updated to reflect this change as applicable.
(33) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(34) Capital expenditures represent cash payments for property and equipment during the period.
(35) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period. Acquisitions, net for the three months ended March 31, 2025 excludes $70.2 million related to The Investment Center, Inc., which was prefunded on October 1, 2024 in conjunction with the close of the Atria acquisition, as well as cash inflows associated with working capital and other post-closing adjustments.
(36) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the condensed consolidated statements of income.
(37) Acquisition costs and other primarily include acquisition costs related to Atria, costs incurred related to the integration of the strategic relationship with Prudential Advisors, a $26.4 million reduction related to the departure of the Company’s former Chief Executive Officer and related clawback of share-based compensation awards, and an $18.0 million regulatory charge recognized during the three months ended September 30, 2024 reflecting the amount of a penalty proposed by the SEC as part of its civil investigation of the Company’s compliance with certain elements of the Company’s AML compliance program.
(38)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of such acquisition.